EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2014 Second Quarter Financial Results

ELGIN, Ill., July 23, 2014 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the second quarter of fiscal 2014, which ended June 14, 2014.

Second quarter and first half highlights include:

  Revenues rose 22.9%, to $78.1 million, compared to $63.6 million in the second quarter of fiscal 2013. Year-to-date revenues grew 16.6%, to $144.0 million, compared to $123.6 million in the first half of fiscal 2013. This increase was due mainly to organic growth in the Environmental Services segment and as a result of additional output at our re-refinery in the Oil Business segment.

  Our Environmental Services segment includes parts cleaning, containerized waste, and vacuum services. During the second quarter, Environmental Services revenues increased $5.8 million, or 16.2% compared to the second quarter of fiscal 2013. Environmental Services revenues rose $9.9 million, or 14.1% in the first half of fiscal 2014 compared to the first half of fiscal 2013. The increase in revenues in the segment was generated mainly by organic growth.

  Same-branch revenues for our Environmental Services segment increased 11.3% for the quarter, measured for the 73 branches that were in operation throughout both the second quarters of fiscal 2014 and 2013. Same-branch revenues for our Environmental Services segment increased 8.8% for the first half of the year.

  Average revenues per working day in our Environmental Services segment were approximately $700,000 in the second quarter of fiscal 2014 compared to $600,000 in the second quarter of fiscal 2013 and compared to $655,000 in the first quarter of fiscal 2014.

  Our Oil Business segment includes used oil collection and re-refining activities. During the second quarter of fiscal 2014, Oil Business revenues grew 31.4%, to $36.4 million from $27.7 million in the second quarter of fiscal 2013. During the first half of fiscal 2014, Oil Business revenues increased 19.9%, to $63.5 million from $52.9 million in the first half of fiscal 2013. The increase in Oil Business revenues is the result of increased volume at our used oil re-refinery.

  As a result of incremental improvements in the operating capabilities of our re-refinery, the new annual nameplate capacity of our used oil re-refinery is approximately 65 million gallons, up from 50 million gallons in the second quarter of fiscal 2013. During the second quarter of fiscal 2014, we produced base oil at a rate of approximately 100% of the new nameplate capacity.

  Net income attributable to common stockholders for the second quarter was $1.9 million compared to $1.0 million for the year earlier quarter. Income per share was $0.10 in the second quarter of fiscal 2014 compared to $0.06 in the second quarter of fiscal 2013. Net income attributable to common stockholders for the first half of the year was $0.3 million compared to $0.6 million for the first half of fiscal 2013. Income per share was $0.01 in the first half of fiscal 2014 compared to $0.03 in the first half of fiscal 2013.

The Company's Founder, President, and Chief Executive Officer, Joe Chalhoub, commented, "Our results in the second quarter of 2014 represent a strong improvement compared to the first quarter when severe winter weather negatively impacted our performance. Revenue grew considerably during the second quarter in our Oil Business segment as a result of the expanded capacity at our re-refinery. However, while we saw some improvement in the market price of base oil at the end of the second quarter, the market still remains challenging.

Chalhoub added, "We are delighted with the second quarter results in our Environmental Services segment. During the second quarter we not only achieved revenue growth of over 16%, but we delivered double digit same-branch revenue growth.   We were able to accomplish this revenue growth while increasing profitability in the segment."

Chalhoub also added, "We are pleased to announce that during the second quarter we completed an acquisition of a small parts cleaning and containerized waste service company in Ontario, Canada. The acquisition increases our total branch count to 76 as of the end of the second quarter and provides us a platform for future growth in eastern Canada."

Mark DeVita, Chief Financial Officer also commented, "The margin in our Environmental Services segment was 28.4% during the quarter, compared to 27.8% in the second quarter of 2013 and 22.6% in the first quarter of 2014. This improvement increased our operating margin for the first half of fiscal 2014 to 25.6%.

DeVita added, "In the Oil Business segment, the average market price for the type of Group II base oil we sell decreased during the second quarter of 2014 compared to the year earlier quarter. This offset some of the base oil sales volume improvement we experienced during the quarter on a year-over-year basis. We were successful in continuing our program to reduce the amount we pay for used oil during the second quarter. We also increased the average efficiency of our used oil collection routes during the quarter."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties, and other important factors include, among others: volatility in the price of base oil; increased solvent, fuel, and energy costs and volatility in the price of crude oil; increased market supply or decreased demand for base oil; the used oil re-refinery does not perform as anticipated; the used oil re-refinery may not generate the operating results that we anticipate; changes in environmental laws that affect our business model; our ability to comply with the extensive environmental, health and safety, and employment laws and regulations that our Company is subject to; competition; economic conditions including conditions like those experienced in the recent recession and financial crisis and downturns in the business cycles of automotive repair shops, industrial manufacturing business, and small businesses in general; dependency on suppliers; our dependency on key employees; we do not realize the anticipated benefits from our acquisitions; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 3, 2014 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and vehicle service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, and waste antifreeze collection and recycling. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 76 branches serving over 97,000 customer locations.

Conference Call

The Company will host a conference call on Thursday July 24, 2014 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	June 14,	December 28,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$ 18,029	$ 22,632
Accounts receivable - net	35,921	31,172
Inventory - net	29,940	27,307
Deferred income taxes	1,004	1,004
Other current assets	3,980	3,661
Total Current Assets	88,874	85,776
Property, plant and equipment - net	87,829	85,039
Equipment at customers - net	20,534	19,358
Software and intangible assets - net	15,566	16,094
Goodwill	9,787	9,691
Total Assets	$ 222,590	$ 215,958

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 25,538	$ 18,291
Current maturities of long-term debt and term loan	2,410	2,906
Accrued salaries, wages, and benefits	3,018	4,145
Taxes payable	1,790	1,292
Other accrued expenses	2,776	2,730
Total Current Liabilities	35,532	29,364
Term loan, less current maturities	17,125	17,500
Long-term debt, less current maturities	448	552
Deferred income taxes	9,205	9,238
Total Liabilities	$ 62,310	$ 56,654

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 18,440,828 and 18,360,282 shares issued and outstanding at June 14, 2014 and December 28, 2013, respectively	$ 184	$ 184
Additional paid-in capital	146,829	146,043
Retained earnings	12,413	12,143
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	159,426	158,370
Noncontrolling interest	854	934
Total Equity	$ 160,280	$ 159,304
Total Liabilities and Stockholders' Equity	$ 222,590	$ 215,958

Heritage-Crystal Clean, Inc.
Consolidated Statements of Operations
(In Thousands, Except per Share Amounts)
(Unaudited)

	Second Quarter Ended,		First Half Ended,
	June 14,	June 15,	June 14,	June 15,
	2014	2013	2014	2013
Revenues
Product revenues	$ 38,614	$ 28,906	$ 67,917	$ 55,464
Service revenues	39,467	34,644	76,129	68,093
Total revenues	$ 78,081	$ 63,550	$ 144,046	$ 123,557

Operating expenses
Operating costs	$ 63,525	$ 52,201	$ 120,890	$ 104,487
Selling, general, and administrative expenses	8,306	7,049	17,149	13,640
Depreciation and amortization	2,692	2,163	5,318	4,022
Other expense - net	236	101	185	93
Operating income	3,322	2,036	504	1,315
Interest expense – net	33	107	86	213
Income before income taxes	3,289	1,929	418	1,102
Provision for income taxes	1,304	872	69	465
Net income	1,985	1,057	349	637
Income attributable to noncontrolling interest	56	26	79	46
Net income attributable to Heritage-Crystal Clean, Inc. common stockholders	$ 1,929	$ 1,031	$ 270	$ 591

Net income per share: basic	$ 0.10	$ 0.06	$ 0.01	$ 0.03
Net income per share: diluted	$ 0.10	$ 0.06	$ 0.01	$ 0.03

Number of weighted average shares outstanding: basic	18,423	18,138	18,412	18,125
Number of weighted average shares outstanding: diluted	18,781	18,456	18,738	18,449

Heritage-Crystal Clean, Inc.
Segment Information
(In Thousands)
(Unaudited)

Second Quarter Ended,
June 14, 2014

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 4,401	$ 34,213	$ —	$ 38,614
Service revenues	37,249	2,218		39,467
Total revenues	$ 41,650	$ 36,431	$ —	$ 78,081
Operating expenses
Operating costs	28,580	34,945	—	63,525
Operating depreciation and amortization	1,251	916	—	2,167
Profit before corporate selling, general, and administrative expenses	$ 11,819	$ 570	$ —	$ 12,389
Selling, general, and administrative expenses			8,306	8,306
Depreciation and amortization from SG&A			525	525
Total selling, general, and administrative expenses			$ 8,831	$ 8,831
Other expense - net			236	236
Operating income				3,322
Interest expense – net			33	33
Income before income taxes				$ 3,289

Second Quarter Ended,
June 15, 2013

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 2,853	$ 26,053	$ —	$ 28,906
Service revenues	32,980	1,664		34,644
Total revenues	$ 35,833	$ 27,717	$ —	$ 63,550
Operating expenses
Operating costs	24,792	27,409	—	52,201
Operating depreciation and amortization	1,079	824	—	1,903
Profit (loss) before corporate selling, general, and administrative expenses	$ 9,962	$ (516)	$ —	$ 9,446
Selling, general, and administrative expenses			7,049	7,049
Depreciation and amortization from SG&A			260	260
Total selling, general, and administrative expenses			$ 7,309	$ 7,309
Other expense - net			101	101
Operating income				2,036
Interest expense – net			107	107
Income before income taxes				$ 1,929

First Half Ended,
June 14, 2014

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 8,645	$ 59,272	$ —	$ 67,917
Service revenues	71,914	4,215		76,129
Total revenues	$ 80,559	$ 63,487	$ —	$ 144,046
Operating expenses
Operating costs	57,459	63,431	—	120,890
Operating depreciation and amortization	2,505	1,803	—	4,308
Profit (loss) before corporate selling, general, and administrative expenses	$ 20,595	$ (1,747)	$ —	$ 18,848
Selling, general, and administrative expenses			17,149	17,149
Depreciation and amortization from SG&A			1,010	1,010
Total selling, general, and administrative expenses			$ 18,159	$ 18,159
Other expense – net			185	185
Operating income				504
Interest expense – net			86	86
Income before income taxes				$ 418

First Half Ended,
June 15, 2013

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated
Revenues
Product revenues	$ 5,523	$ 49,941	$ —	$ 55,464
Service revenues	65,101	2,992		68,093
Total revenues	$ 70,624	$ 52,933	$ —	$ 123,557
Operating expenses
Operating costs	50,340	54,147	—	104,487
Operating depreciation and amortization	2,160	1,438	—	3,598
Profit (loss) before corporate selling, general, and administrative expenses	$ 18,124	$ (2,652)	$ —	$ 15,472
Selling, general, and administrative expenses			13,640	13,640
Depreciation and amortization from SG&A			424	424
Total selling, general, and administrative expenses			$ 14,064	$ 14,064
Other expense - net			93	93
Operating income				1,315
Interest expense – net			213	213
Income before income taxes				$ 1,102

Total assets by segment as of June 14, 2014 and December 28, 2013 were as follows (in thousands):

	June 14, 2014	December 28, 2013
Total Assets:
Environmental Services	$ 77,901	$ 80,451
Oil Business	119,851	110,040
Unallocated Corporate Assets	24,838	25,467
Total	$ 222,590	$ 215,958

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, goodwill, accounts receivable, and inventories allocated to each segment. Assets for the Corporate unallocated amounts consist of property, plant, and equipment used at the Corporate headquarters, as well as cash and net deferred tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(In Thousands)
(Unaudited)

	Second Quarter Ended,		First Half Ended,

	June 14, 2014	June 15, 2013	June 14, 2014	June 15, 2013

Net income	$ 1,985	$ 1,057	$ 349	$ 637

Interest expense - net	33	107	86	213

Provision for income taxes	1,304	872	69	465

Depreciation and amortization	2,692	2,163	5,318	4,022

EBITDA(*)	$ 6,014	$ 4,199	$ 5,822	$ 5,337

* EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.  We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry.  Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods.  Other companies in our industry may calculate EBITDA differently than we do.  EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP.  EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670